                                                                      EXHIBIT 99
                       [LETTERHEAD OF CB RICHARD ELLIS]

                                 PRESS RELEASE
                                 -------------



FOR IMMEDIATE RELEASE - February 17, 1999

For further information:
At the Company                  At the Financial Relations Board
Joseph Fitzpatrick              Karen Taylor                           Stephanie Mishra
Corporate Communications        General Information                    Investor/Analyst Contact
(213) 613-3033                  (310) 442-0599                         (415) 986-1591

CB Richard Ellis Reports 1998 Fourth Quarter and Year End Results:

 .  Achieves Goal of $1 Billion in Revenues with Substantial Profitability

 .  42% revenue and 41% EBITDA Gains for the Year

 .  $1.68 Adjusted EPS Exceeds Consensus Expectations

 .  Recovery in Commercial Mortgage Backed Securities Market Seen; Stronger
   Presence of Pension Funds and Insurance Companies in Executing Real Estate Transactions Support 1999 Growth

Los Angeles, CA (February 17, 1999)

CB Richard Ellis (NYSE:CBG), the world leader in commercial real estate services, today reported full year consolidated revenues of $1.0 billion, a 42% gain over 1997, along with EBITDA, before nonrecurring charges, of $127.2 million, a 41% increase over the prior year. Full year EPS, before nonrecurring charges, was $1.68 versus $1.83 in 1997 on a 12% increase in fully diluted shares. For the fourth quarter, the Company reported revenues of $330.3 million, a 27% gain along with EBITDA of $48.0 million, a 9% increase from the fourth quarter of 1997. For the fourth quarter, EPS was $0.65.

Chairman and Chief Executive Officer Jim Didion stated, "We are quite pleased that we achieved our stated goal of breaking the $1 billion mark in revenues for the year, and combined record revenues with substantial profitability, despite a more difficult operating environment. For the year, each of our business segments produced gains in both revenues and cash flow and our EPS exceeded analyst expectations. With growth in the fourth quarter impacted by the turbulence in the capital markets, which significantly reduced the volume of commercial real estate sales during the quarter, we nevertheless continued to benefit from our global market presence by leveraging our ability to deliver comprehensive real estate services into new business. The company is among the strongest in the industry in terms of performance, market position and financial strength. Let me also highlight that despite the troubled capital markets, our mortgage banking operations produced record results.

                                    -more-

                            NAVIGATING A NEW WORLD

Moreover, the growth experienced in the fourth quarter relative to last year was in line with our view that our results would be negatively affected by a slowdown in investment property transactions and the repercussions of the capital markets volatility on mortgage originations and liquidity generally." According to Didion, in anticipation of strong full year results in early planning, the company had increased its spending run rate to accelerate acquisition integration and the implementation of selected growth initiatives. "With the unexpected volatility in the capital markets in the second and third quarters negatively impacting revenues, the planned increases in expenses and investments negatively impacted profitability. Since we view the capital markets liquidity issues as a short-term phenomenon, the company will accept lower profitability in the near term to continue to build its platform effectively," concluded Didion.

Didion continued, "Building upon our strong 1998 performance, we expect to benefit in 1999 from improved industry conditions. The market for commercial mortgage backed securities has recovered from the late 1998 collapse, and insurance companies have received fresh allocations of capital committed to real estate financing. This increase in available capital should have a positive impact on commercial real estate sales later in the year. We will capitalize on these market improvements by achieving greater efficiencies from our recent acquisitions, building on our industry leading position and focusing on internal expansion as the main driver of the company's growth in 1999."

Didion noted comparable results for the full year and quarter were affected by contributions from acquisitions completed since early 1997. Koll Real Estate Services, which was purchased in August 1997, contributed for all of 1998, compared to one quarter of 1997, while REI Ltd., contributing for nine months of 1998 and Hillier Parker, contributing for six months of 1998, made no contributions in 1997.

The company reported higher debt levels at December 31, 1998 related primarily to the recent acquisitions and the purchase of the remaining interests of the company's Australian and Canadian businesses. Now that CB Richard Ellis has slowed the pace of acquisitions, the company intends to use its cash flow to reduce its debt levels.

Stock Buyback Completed

The company stated that the buyback program initiated on October 16th was completed at December 31st. The company purchased approximately 488,900 shares of common stock during that time at a total cost of approximately $8.9 million. As of December 31, 1998, the company had 21.1 million shares of common stock outstanding, including common stock repurchased and held in treasury. As noted in the announcement of the stock buyback program, the company intends to reissue these shares in an Equity Incentive Program for future key executive during 1999.

                                   - more -

February 17, 1999
Page 3

Consolidated Results

For the quarter ended December 31, 1998, consolidated revenues grew 27% to $330.3 million from $260.7 million in the fourth quarter of 1997. EBITDA increased 9% to $48.0 million compared with $43.9 million in the prior year period. CB Richard Ellis reported net income applicable to common shareholders of $13.6 million versus $18.2 million reported in the fourth quarter of 1997. Fully diluted EPS for the quarter was $0.65 compared to $0.86 earned in the prior year quarter.

For the year ended December 31, 1998, consolidated revenues increased 42% to $1.0 billion, up from $730.2 million in 1997. EBITDA, excluding merger-related and other nonrecurring charges, rose 41% to $127.2 million from $90.1 million in the prior year. The deemed dividend associated with accounting for the January 1998 repurchase of the company's preferred stock resulted in a net loss applicable to common shareholders of $7.7 million for the year, or $(0.38) per diluted share, versus income of $20.4 million, or $1.28 per diluted share, for 1997. Net income applicable to common shareholders excluding merger related and other one-time charges and prior to the deemed dividend was $34.6 million, or $1.68 per diluted share, compared to $33.6 million, or $1.83 per diluted share, in the prior year.

Additionally, the company incurred anticipated one-time charges in the second quarter of 1998 totaling $16.6 million related to the REI acquisition and a write-down in the carrying value of the company's headquarters building that impacted full year results. Merger-related and other nonrecurring one-time charges for full year 1997 totaled $12.9 million and were related to the Koll acquisition and concurrent refinancing. The company did not incur any nonrecurring charges in either fourth quarter period.


Continuing Strength in Market Fundamentals

Office market fundamentals remained strong through the end of 1998, primarily due to difficult capital markets, restrained real estate lending and a dramatic slowing in new speculative development. Vacancy rates, as reported by CB Richard Ellis/Torto Wheaton Research, the Boston based real estate econometric firm, are 8.5% for downtown markets, 9.1% for suburban markets and 9.0% nationwide.

The downtown rate is down from the fourth quarter of 1997, while the suburban rate is up from the same period. The suburban rate's rise is due to moderate new supply entering a number of areas. Most reflective of the strong market is the 70 million square feet of net absorption for 1998. This is 5 million square feet better than 1997 and demonstrates the underlying strength of the economy.

The U.S. economy continues to be insulated from those areas of the world with economic woes. The U.S. economy has stable growth, with low inflation and interest rates and an encouraging real estate supply/demand balance.

                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 4

Segment Results

"All of our business segments reported strong gains in revenue and EBITDA when compared to the prior year, driven by both internal growth and acquisitions," stated Didion. "For the fourth quarter, however, downturns in the capital and real estate markets negatively affected certain of our business segments. While our recent acquisitions and internal growth fueled impressive increases in revenue and EBITDA at the Brokerage, Corporate and Assets Services units, our Financial Services unit felt more acutely the impact of the sudden lack of liquidity and financing available to buyers of and investors in commercial real estate," Didion concluded. As previously noted, the company views the capital market disruptions as short-term in nature and is continuing its investment in the development of its service base.

Relative Changes

For the quarter ended December 31, 1998, CB Richard Ellis generated revenue gains of 23% in Brokerage Services, which rose to $174.3 million; 90% in Corporate Services, which climbed to $28.6 million; 38% in Asset Services, which grew to $40.7 million; and 16% in Financial Services, which advanced to $86.7 million.

Brokerage Services (53% of revenues; grew 23%)

Brokerage Services, the company's core business of commercial property sales and leasing, contributed 53% of the fourth quarter's consolidated revenues. Brokerage revenues rose 23% to $174.3 million, up from $141.6 million in the fourth quarter of 1997, attributable to appreciation in rents, property sales levels and the contributions from Hillier Parker and REI. For the quarter, EBITDA increased 21%, from $23.8 million to $28.8 million.

According to Brett White, President, Brokerage Services, North America, "We achieved strong growth in both revenue and cash flow in this more challenging quarter, which is a testament to the growing appeal of our broader product offering and our team based approach to client service, which yielded impressive results, evidenced by notable gains in revenue per producer and transactions per producer. We believe that buyers and sellers of real estate will continue to seek larger, multidisciplined service providers, and that CB Richard Ellis is uniquely positioned to capture additional market share." White further highlighted the financial performance of the division, stating, "Our EBITDA margin, while constant from last year, was impacted by our investment in staffing and marketing programs. We increased these investments in response to robust market demand in the first half of 1998, but have tempered our non-essential expenditures to meet the changing market environment of late 1998."

White commented on the conditions in the global real estate markets, stating, "The domestic supply and demand balance in the commercial real estate market remained favorable and the lasting economic expansion sustained appreciation in rental rates and property prices. In addition, leasing activity continued unabated during the quarter. Our international operations made significant contributions to the division's results and market conditions in Europe were particularly strong."
                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 5

Corporate Services (9% of revenues; grew 90%)

Corporate Services provides transaction and facilities management, as well as advisory services to major corporate clients in the U.S. and globally. Quarterly revenues climbed 90% to $28.6 million and represented 9% of total revenues. Koll and REI made significant contributions to the revenue growth, as did a wider acceptance of real estate management outsourcing. The company now manages approximately 110 million square feet of corporate facilities, a 21% increase over December 31, 1997. EBITDA increased by 39% to $2.6 million for the quarter, with a decrease in margins due to the continued investment in the division's domestic and international infrastructure. The company reported that its client base continues to grow, counting more than one hundred major multinational and national corporations as clients.

According to Gary Beban, Senior Executive Managing Director, Global Corporate Advisory Services, "The quarter's solid results reflect the continued shift to outsourcing of corporate real estate services as firms strive to maximize their use of capital and achieve greater efficiencies in their real estate operations. Our revenue growth reflects both an increase in business from existing clients seeking larger outsourcing relationships, and new clients that have embraced the outsourcing philosophy. We are particularly enthusiastic about the move towards an integrated, international approach to corporate real estate management practices. Evidence of this move is the expansion in our international properties under contract, which increased from the start-up phase at the beginning of the year to over 1.5 million square feet at the end of 1998."

Asset Services (12% of revenues; grew 38%)

Asset Services helps clients to build property values through a full range of property management and consulting services, and manages hundreds of millions of square feet of property globally for hundreds of clients. Revenue for the quarter rose 38% to $40.7 million, compared to $29.4 million in the prior year period, and represents 12% of total revenues. EBITDA climbed by 75% to $5.9 million. Included in the current quarter results were contributions from Koll, Mathews Click and Hillier Parker; whereas the 1997 fourth quarter included results only from Koll.

Jana Turner, President, Asset Services, North America, commented, "Our operations continue to see the benefits from our recent acquisitions and expansion into new service lines. Overall, we are very pleased with the quarter's results, especially in light of market events. Indeed, we are benefiting from a number of changes in the capital and real estate markets as investment advisors and other traditional investors of real estate replace REITs as the dominant players in the acquisition market, and seek our real estate services. In addition, we continued to grow our contractual, on-going fee based business, where the company's strong brand name, global reach and scope of services attract real estate owners and investors who are seeking large, well known service providers."

                                    -more-

CB Richard Ellis News Release
February 17, 1999
Page 6

Financial Services (26% of revenues; grew 16%)

Financial Services provides a wide range of products and services to property owners, including Wall Street firms and institutional, corporate and offshore investors. The growth at the mortgage banking and valuations units was offset by revenue declines at the investment property unit. As previously stated, the mortgage banking unit achieved record results, as did the valuation group. The Financial Services segment accounted for 26% of consolidated fourth quarter revenues, or $86.7 million, a 16% increase versus the fourth quarter of 1997. EBITDA of $10.7 million was 28% lower than in the comparable year ago quarter due to the decline in investment property sales.

Ray Wirta, Chief Operating Officer of the company and Chairman, North America, stated, "I am pleased with the performance of the entire Financial Services division, despite the impact of the rapid and dramatic changes in the capital markets. The primary impact was in the investment property unit, where we made the strategic decision to maintain our infrastructure and staffing levels during the temporary market disturbance. While this reduced the division's cash flow during the quarter, our decision has been since validated as financing flexibility has begun to return to the real estate markets, creating a record backlog for investment property transactions as we began 1999. In addition, the uncertainty associated with the recent market declines benefited the division as both buyers and sellers migrated towards advisors, such as CB Richard Ellis, with a track record of success and the ability to enhance the likelihood of transaction completion. During 1998, in fact, we increased our market share and will, for the third consecutive year, be ranked by a leading real estate industry publication as the number one investment property sales firm in the nation."

Forward-Looking Statements

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

CB Richard Ellis (NYSE:CBG) is the world's leading real estate services company. Headquartered in Los Angeles with nearly 10,000 employees worldwide, the company serves real estate owners, investors and occupiers through over 230 principal offices in 30 countries. Services include property sales and leasing, property management, corporate advisory services and facilities management, mortgage banking, investment management, capital markets, appraisal/valuation and research and consulting. CB Commercial and REI Limited merged in April 1998 to form CB Richards Ellis and acquired Hillier Parker in July 1998 to form the first commonly owned and managed global real estate service firm.

                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 7

For more information on CB Richard Ellis Services, Inc. (via facsimile and at no cost), call 1-800-PRO-INFO and dial client code "CBG". If calling from outside the United States, please dial 1-732-544-2850.


                          - FINANCIAL TABLES FOLLOW -

                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 8

                        CB RICHARD ELLIS SERVICES, INC
                               OPERATING RESULTS
For the Twelve Months Ended December 31, 1998 with Comparative Figures for the
                            Similar Period in 1997
                 (Dollars in thousands except per share data)

                                                                      Twelve Months Ended December 31,
                                                         ----------------------------------------------------------
Consolidated                                                1998            1997         Difference      % Change
------------                                             -----------     -----------     -----------     ----------
Revenue.........................................         $ 1,034,503     $   730,224     $    304,279        41.7 %

Costs and expenses:

  Commissions, fees and other incentives........             447,333         364,403           82,930        22.8 %

  Operating, administrative and other...........             459,924         275,749          184,175        66.8 %

  Merger-related and other nonrecurring charges.              16,585          12,924            3,661        28.3 %

  Depreciation and amortization.................              32,185          18,060           14,125        78.2 %
                                                         -----------     -----------     ------------     ---------

Operating income................................              78,476          59,088           19,388        32.8 %

Interest income.................................               3,054           2,598              456        17.6 %

Interest expense................................              31,047          15,780           15,267        96.7 %
                                                         -----------     -----------     ------------     ---------

Income before provision for income tax..........              50,483          45,906            4,577        10.0 %

Provision for income tax........................              25,926          20,558            5,368        26.1 %
                                                         -----------     -----------     ------------     ---------

Net income before extraordinary items...........              24,557          25,348             (791)       (3.1)%

Extraordinary items.............................                 -               951             (951)     (100.0)%
                                                         -----------     -----------     ------------     ---------

Net income......................................         $    24,557     $    24,397     $        160         0.7 %

Dividend on preferred stock.....................         $    32,273 (1) $     4,000     $     28,273       706.8 %
                                                         -----------     -----------     ------------     ---------
Net income (loss) applicable to common
  stockholders..................................         $    (7,716)    $    20,397     $    (28,113)     (137.8)%
                                                         ===========     ===========     ============     =========

Basic earnings (loss) per share.................         $     (0.38)    $      1.34     $      (1.72)     (128.4)%
                                                         ===========     ===========     ============     =========

Number of shares used in computing basic
  earnings (loss) per share.....................          20,136,117      15,237,914        4,898,203        32.1 %
                                                         ===========     ===========     ============     =========

Diluted earnings (loss) per share...............         $     (0.38)    $      1.28     $      (1.66)     (129.7)%
                                                         ===========     ===========     ============     =========
Number of shares used in computing
  diluted earnings per share....................          20,136,117      15,996,929        4,139,188        25.9 %
                                                         ===========     ===========     ============     =========

Adjusted diluted earnings per share (2).........         $      1.68     $      1.83     $      (0.15)       (8.2)%
                                                         ===========     ===========     ============     =========
Number of shares used in computing
  adjusted diluted earnings per share (2).......          20,543,293      18,396,929        2,146,364        11.7 %
                                                         ===========     ===========     ============     =========
EBITDA excluding merger-related and other
  nonrecurring charges..........................         $   127,246     $    90,072     $     37,174        41.3 %
                                                         ===========     ===========     ============     =========

(1) Deemed dividend associated with the repurchase of preferred stock
(2) Excludes the effect of deemed dividend associated with the repurchase of preferred stock and merger-related and other nonrecurring charges, net of tax effect.

                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 9
                        CB RICHARD ELLIS SERVICES, INC
                     OPERATING RESULTS BY BUSINESS SEGMENT
  For the Twelve Months Ended December 31, 1998 with Comparative Figures for the Similar Period in 1997
                            (Dollars in thousands)

                                                                               Twelve Months Ended December 31,
                                                       ----------------------------------------------------------------------------
                                                             1998                1997             Difference           % Change
                                                       ----------------     ---------------     ---------------     --------------
Brokerage Services
------------------
Revenue .............................................  $      546,361      $      423,485      $      122,876               29.0 %

Costs and expenses:
     Commissions, fees and other incentives .........         284,935             237,697              47,238               19.9 %
     Operating, administrative and other ............         188,698             133,661              55,037               41.2 %
     Depreciation and amortization ..................          10,820               8,200               2,620               32.0 %
                                                        ---------------     ---------------     ---------------     ---------------
Operating income ....................................   $      61,908       $      43,927       $      17,981               40.9 %
                                                        ===============     ===============     ===============     ===============
EBITDA ..............................................   $      72,728       $      52,127       $      20,601               39.5 %
                                                        ===============     ===============     ===============     ===============
EBITDA Margin .......................................            13.3%               12.3%
                                                        ===============     ===============
EBITDA as a percent of consolidated EBITDA ..........            57.2%               57.9%
                                                        ===============     ===============

Corporate Services
------------------
Revenue .............................................   $      78,671       $      37,608       $      41,063              109.2 %

Costs and expenses:
     Commissions, fees and other incentives .........          27,921              17,596              10,325               58.7 %
     Operating, administrative and other ............          46,800              17,526              29,274              167.0 %
     Depreciation and amortization ..................           2,491                 898               1,593              177.4 %
                                                        ---------------     ---------------     ---------------     ---------------
Operating income ....................................   $       1,459       $       1,588       $        (129)              (8.1)%
                                                        ===============     ===============     ===============     ===============
EBITDA ..............................................   $       3,950       $       2,486       $       1,464               58.9 %
                                                        ===============     ===============     ===============     ===============
EBITDA Margin .......................................             5.0%                6.6%
                                                        ===============     ===============
EBITDA as a percent of consolidated EBITDA ..........             3.1%                2.8%
                                                        ===============     ===============
Asset Services
--------------
Revenue .............................................   $     126,322       $      67,442       $      58,880               87.3 %

Costs and expenses:
     Commissions, fees and other incentives .........          27,046              21,852               5,194               23.8 %
     Operating, administrative and other ............          84,175              39,003              45,172              115.8 %
     Depreciation and amortization ..................           5,870               2,040               3,830              187.7 %
                                                        ---------------     ---------------     ---------------     ---------------
Operating income ....................................   $       9,231       $       4,547       $       4,684              103.0 %
                                                        ===============     ===============     ===============     ===============
EBITDA ..............................................   $      15,101       4       6,587       $       8,514              129.3 %
                                                        ===============     ===============     ===============     ===============
EBITDA Margin .......................................            12.0%                9.8%
                                                        ===============     ===============
EBITDA as a percent of consolidated EBITDA ..........            11.9%                7.3%
                                                        ===============     ===============
Financial Services
------------------
Revenue .............................................   $     283,149       $     201,689       $      81,460               40.4 %

Costs and expenses:
     Commissions, fees and other incentives .........         107,431              87,258              20,173               23.1 %
     Operating, administrative and other ............         140,251              85,559              54,692               63.9 %
     Depreciation and amortization ..................          13,004               6,922               6,082               87.9 %
                                                        ---------------     ---------------     ---------------     ---------------
Operating income ....................................   $      22,463       $      21,950       $         513                2.3 %
                                                        ===============     ===============     ===============     ===============
EBITDA ..............................................   $      35,467       $      28,872       $       6,595               22.8 %
                                                        ===============     ===============     ===============     ===============
EBITDA Margin .......................................            12.5%               14.3%
                                                        ===============     ===============
EBITDA as a percent of consolidated EBITDA ..........            27.9%               32.1%
                                                        ===============     ===============
Merger-related and other nonrecurring charges .......   $      16,585       $      12,924       $       3,661
---------------------------------------------           ---------------     ---------------     ---------------

                                   -more-

CB Richard Ellis News Release
February 17, 1999
Page 10

                        CB RICHARD ELLIS SERVICES, INC.
                               OPERATING RESULTS
For the Three Months Ended December 31, 1998 with Comparative Figures for the
                            Similar Period in 1997
                 (Dollars in thousands except per share data)

                                                              Quarter Ended December 31,
                                                 ----------------------------------------------------------
Consolidated                                        1998            1997         Difference      % Change
------------                                     -----------     -----------     -----------     -----------
Revenue......................................... $   330,289     $   260,682     $     69,607        26.7 %
Costs and Expenses:
  Commissions, fees and other incentives........     136,692         126,687           10,005         7.9 %
  Operating, administrative and other...........     145,594          90,107           55,487        61.6 %
  Depreciation and amortization.................      10,099           5,788            4,311        74.5 %
                                                  ----------     -----------     ------------      --------
Operating income................................      37,904          38,100             (196)       (0.5)%
Interest income.................................       1,086             639              447        70.0 %
Interest expense................................       9,688           3,773            5,915       156.8 %
                                                  ----------     -----------     ------------      --------
Income before provision for income tax..........      29,302          34,966           (5,664)      (16.2)%
Provision for income tax........................      15,669          15,772             (103)       (0.7)%
                                                  ----------     -----------     ------------      --------
Net income......................................  $   13,633     $    19,194     $     (5,561)      (29.0)%
Dividend on preferred stock.....................  $     -        $     1,000     $     (1,000)     (100.0)%
                                                  ----------     -----------     ------------      --------

Net income applicable to common stockholders....  $   13,633     $    18,194     $     (4,561)      (25.1)%
                                                  ==========     ===========     ============     =========

Basic earnings per share........................  $     0.66     $      0.97     $      (0.31)      (32.0)%
                                                  ==========     ===========      ===========     =========
Number of shares used in computing basic
  earnings per share............................  20,784,026      18,762,328        2,021,698        10.8 %
                                                  ==========     ===========     ============     =========

Diluted earnings per share......................  $     0.65     $      0.86     $      (0.21)       (24.4)%
                                                  ==========     ===========     ============     ==========
Number of shares used in computing
  diluted earnings per share....................  20,869,612      22,320,451       (1,450,839)        (6.5)%
                                                  ==========     ===========     ============     ==========

EBITDA..........................................  $   48,003     $    43,888     $      4,115          9.4 %
                                                  ==========     ===========     ============     ==========


                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 11

                        CB RICHARD ELLIS SERVICES, INC
                     OPERATING RESULTS BY BUSINESS SEGMENT
For the Three Months Ended December 31, 1998 with Comparative Figures for the
                            Similar Period in 1997
                            (Dollars in thousands)

                                                                                    Quarter Ended December 31,
                                                              --------------------------------------------------------------------
                                                                    1998             1997             Difference       % Change
                                                              -------------      -------------      -------------    -------------
Brokerage Services
------------------
Revenue...................................................    $     174,347      $     141,627      $      32,720           23.1 %

Costs and expenses:
    Commissions, fees and other incentives................           88,706             79,720               8,986          11.3 %
    Operating, administrative and other...................           56,820             38,122              18,698          49.0 %
    Depreciation and amorization..........................            3,566              1,652               1,914         115.9 %
                                                              -------------      -------------      --------------    ----------
Operating income..........................................    $      25,255      $      22,133      $        3,122          14.1 %
                                                              =============      =============      ==============    ===========
EBITDA....................................................    $      28,821      $      23,785      $        5,036          21.2 %
                                                              =============      =============      ==============    ============
EBITDA Margin.............................................            16.5%              16.8%
                                                              =============      =============
EBITDA as a percent of consolidated EBITDA................            60.1%              54.2%
                                                              =============      =============

Corporate Services
------------------
Revenue...................................................    $      28,567     $       15,054      $       13,513          89.8 %

Costs and expenses
    Commissions, fees and other incentives................            9,852              5,701               4,151          72.8 %
    Operating administrative and other....................           16,103              7,479               8,624         115.3 %
    Depreciation and amorization..........................              748                593                 155          26.1 %
                                                              -------------     --------------      --------------    ----------
Operating income..........................................    $       1,864     $        1,281      $          583          45.5 %
                                                              =============     ==============      ==============    ===========
EBITDA....................................................    $       2,612     $        1,874      $          738          39.4 %
                                                              =============      =============      ==============    ============
EBITDA Margin.............................................             9.1%              12.4%
                                                              =============      =============
EBITDA as a percent of consolidated EBITDA................             5.4%               4.3%
                                                              =============      =============

Asset Services
--------------
Revenue...................................................    $      40,681     $       29,425      $       11,256          38.3 %

Costs and expenses:
    Commissions, fees and other incentives................            7,745              8,094                (349)         (4.3)%
    Operating, administrative and other...................           27,024             17,951               9,073          50.5 %
    Depreciation and amorization..........................            1,392              1,054                 338          32.1 %
                                                              -------------     --------------      --------------    ----------
Operating income..........................................    $       4,520     $        2,326      $        2,194          94.3 %
                                                              =============     ==============      ==============    ===========
EBITDA....................................................    $       5,912     $        3,380      $        2,532          74.9 %
                                                              =============      =============      ==============    ============
EBITDA Margin.............................................            14.5%              11.5%
                                                              =============      =============
EBITDA as a percent of consolidated EBITDA................            12.3%               7.7%
                                                              =============      =============


Financial Services
------------------
Revenue...................................................    $      86,694     $       74,576      $       12,118          16.2 %

Costs and expenses:
    Commissions, fees and other incentives................           30,389             33,172              (2,783)         (8.4)%
    Operating, administrative and other...................           45,647             26,555              19,092          71.9 %
    Depreciation and amorization..........................            4,393              2,489               1,904          76.5 %
                                                              -------------     --------------      --------------    ----------
Operating income..........................................    $       6,265     $       12,360      $       (6,095)        (49.3)%
                                                              =============     ==============      ==============    ===========
EBITDA....................................................    $      10,658     $       14,849      $       (4,191)        (28.2)%
                                                              =============      =============      ==============    ============
EBITDA Margin.............................................            12.3%              19.9%
                                                              =============      =============
EBITDA as a percent of consolidated EBITDA................            22.2%              33.8%
                                                              =============      =============

                                   - more -

CB Richard Ellis News Release
February 17, 1999
Page 12

                        CB RICHARD ELLIS SERVICES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEET
                            (Dollars in thousands)

                                                     December 31, 1998           December 31, 1997
                                                   ---------------------       ---------------------
                ASSETS

Cash and cash equivalents                            $          19,551           $          47,181
Other current assets                                           161,178                      98,109
Property and equipment, net                                     58,366                      50,309
Goodwill and other intangible assets, net                      500,720                     239,384
Other assets, net                                              113,085                      65,117
                                                   ---------------------       ---------------------
     Total assets                                    $         852,900           $         500,100
                                                   =====================       =====================
    LIABILTITES AND STOCKHOLDER'S EQUITY

Current maturities of long-term debt                 $          11,425           $           4,679
Other current liabilities                                      214,489                     147,937
Long-term debt, less current maturities                        373,691                     146,273
Other long-term liabilities                                     56,578                      35,768
                                                   ---------------------       ---------------------
     Total liabilties                                          656,183                     334,657

Minority Interest                                                5,875                       7,672

Stockholder's Equity

Contributed capital                                            335,470                     328,253
Accumulated deficit                                           (144,628)                   (170,482)
                                                   ---------------------       ---------------------
     Total stockholders' equity                                190,842                     157,771
                                                   ---------------------       ---------------------
     Total liabilities and stockholders' equity      $         852,900           $         500,100
                                                   =====================       =====================